Exhibit 10.2

Lender Registration Agreement

This Lender Registration Agreement (this "Agreement") is made and entered into between you and Prosper Funding LLC ("Prosper", "we", or "us"). This Agreement will govern all purchases of Borrower Payment Dependent Notes ("Notes") that you may, from time to time, make from Prosper.

Prosper has filed with the U.S. Securities and Exchange Commission a registration statement on Form S-1 (No. 333-179941) (as amended from time to time, the "Registration Statement") to register the continuous offering and sale of Notes issued by Prosper. The Notes are offered pursuant to a prospectus (as supplemented from time to time, the "Prospectus") which forms a part of the Registration Statement. The Registration Statement became effective on [INSERT EFFECTIVE DATE], 2012 pursuant to the rules and regulations of the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended.  Pursuant to the same Registration Statement and Prospectus, Prosper Marketplace, Inc. (a separate legal entity that is the parent company of Prosper) has registered its continuous issuance of PMI Management Rights that are deemed to be attached to the Notes issued and sold by Prosper (including any Notes purchased pursuant to this Agreement), but as to which no purchase price is payable.  The PMI Management Rights do not comprise a guarantee of payments on any Notes or corresponding Borrower Loans.  Assets of Prosper Marketplace, Inc. are not available to satisfy Prosper’s obligations in relation to Notes.  Prosper will be the sole issuer of the Notes and Prosper Marketplace, Inc. will be the sole issuer of the PMI Management Rights.  You should review this Agreement, the Terms of Use and any policies posted on Prosper’s website at www.prosper.com and any subdomain thereof (collectively, the “Prosper Terms and Conditions”), and the Prospectus carefully.  You should print and retain a copy of these documents for your records.

In consideration of the covenants, agreements, representations and warranties hereinafter set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

1. Purchase and Sale of Notes. Subject to the terms and conditions of this Agreement, Prosper will provide you the opportunity through its website:

●	To review and bid on loan listings, which are requests for loans (“Borrower Loans”) that Prosper has received from its borrower members, with each such bid being at least $25;

●	To purchase Notes from Prosper in the principal amount of the bids you place on loan listings, each such Note associated with, and dependent on, a specific Borrower Loan; and
●	To instruct Prosper to apply the proceeds from the sale of each Note you purchase to facilitate the funding of a specific Borrower Loan you have designated.

Any bid you place on a loan listing is a commitment by you to purchase a Note from Prosper in the principal amount of the bid you placed on the loan listing. If the amount available for further bidding on a loan listing is less than the amount of your bid, your bid will be deemed to be in the amount still available for bidding.  You must commit to purchase a Note to fund a Borrower Loan prior to the origination of that Borrower Loan.  At the time you commit to purchase a Note, you must have sufficient funds on deposit in your account with Prosper to complete the purchase. The funds on deposit in your account with Prosper will be placed in an FDIC-insured non-interest bearing account at Wells Fargo Bank, N. A. (the "funding account") separate from Prosper's own funds. Once you bid on a loan listing, it is irrevocable regardless of whether the full amount of the loan listing is funded, and you will not have access to the funds used to support your bid unless and until Prosper has notified you that the Borrower Loan will not be funded. If a loan listing on which you’ve bid does not fund, Prosper will inform you and release you from your purchase commitment. Prosper does not warrant or guaranty that you will be able to place a bid on any loan listing before that loan listing receives bids totaling the requested loan amount.

All Notes are issued pursuant to an indenture (the "Indenture") between Prosper and an indenture trustee.

2. Issuance. Each time you purchase a Note, it will be issued immediately following the closing of the corresponding Borrower Loan. All Borrower Loans are originated by WebBank, an FDIC insured, Utah-chartered industrial bank. Prosper will use the proceeds of the sale of each series of Notes to purchase the corresponding Borrower Loan from WebBank. Borrower Loans generally close at the end of their 14-day listing period unless (1) the borrower member withdraws the loan request prior to funding; (2) bids for the entire amount of the borrower member’s loan request have been received earlier, in which case the Borrower Loan will close earlier; or (3) the loan request is canceled by Prosper or WebBank for reasons relating to the operation and integrity of the Prosper website, such as attempted fraud or a failure to verify information upon request.

3. Terms of the Notes. Each Note shall have the terms and conditions described in the Prospectus, the Indenture and the Note itself. The Indenture and the form of Note are exhibits to the Registration Statement of which the Prospectus forms a part.  The Registration Statement is available for your review on the Prosper website (the Note is included as an exhibit to the Indenture). The interest rate, maturity and other terms of the corresponding Borrower Loan will be described in the loan listing on Prosper’s website and the Promissory Note executed by the borrower. Subject to our obligation to use commercially reasonable efforts to service and collect Borrower Loans, you understand and agree that we may, in our sole discretion, at any time and from time to time, amend or waive any term of a Borrower Loan, and we may in our sole discretion charge off any Borrower Loan that we deem uncollectible.  Although PMI Management Rights are attached to the Notes and are not severable from the Notes, the PMI Management Rights are not separately represented by any contract or instrument deliverable to holders of Notes, do not provide for any separate payments, proceeds or funds to be delivered to holders of Notes in support of payments on Borrower Loans or Notes and are not transferable apart from the Notes.

4. Representations and Warranties as to Notes Sold. Prosper makes the following representations and warranties to you, with respect to each Note sold to you under this Agreement, as of the date the Note is sold to you:

a.           Prosper has complied in all material respects with applicable federal, state and local laws in connection with the offer and sale of the Note.

b.           The Note has been duly authorized and, following payment of the purchase price by you and electronic delivery by Prosper to you, will constitute a valid and binding obligation of Prosper enforceable against Prosper in accordance with its terms, except as the enforcement of the Note may be limited by applicable bankruptcy, insolvency or similar laws.

c.           The proceeds from the sale of the Note have been used to facilitate the funding of the Borrower Loan you have designated.

d.           If you bid on a loan listing by browsing online through available loan listings displayed on our website, the Note sold to you will be in the principal amount of the bid you placed on the loan listing and dependent for payment on the Borrower Loan identified in the loan listing.

e.           If you have used an automated bidding tool or order execution service that we offer, such as Quick Invest, Auto Quick Invest or Premier, to identify the Notes you are purchasing, each of those Notes conforms to the investment criteria you provided through the applicable tool or service.

f.           The Borrower Loan to which your Note corresponds was not issued as a result of verifiable identity theft of the named borrower’s identity;  provided, however, that the determination of whether verifiable identity theft has occurred shall be in Prosper's sole discretion; and provided further that we may require proof of the identity theft, such as a copy of a police report filed by the person whose identity was wrongfully used to obtain the fraudulently-induced borrower loan, an identity theft affidavit or a bank verification letter (or all of the above) in order to determine that verifiable identity theft has occurred.

5. Remedies.

a. In the event of a breach by Prosper of any of the representations and warranties contained in paragraphs (a) through (c) of Section 4 that materially and adversely affects your interest in a Note sold to you by Prosper (an “Interest Breach”), Prosper shall, at its option, either (i) cure the Interest Breach, if it is susceptible to cure; (ii) repurchase the Note from you; or (iii) indemnify and hold you harmless against all losses (including losses resulting from the nonpayment of the Note), damages, expenses, legal fees, costs and judgments resulting from any claim, demand or defense arising as a result of the Interest Breach.

b.  In the event of a breach by Prosper of any of the representations and warranties contained in paragraphs (d) and (e) of Section 4 that results in (i) the sale of a Note to you that is materially different from the Note that would have been sold to you had there been no such breach; or (ii) the sale of a Note to you that you would not have purchased had there  been no such breach (“Sale Breach”), Prosper shall, at its option, either (i) cure the Sale Breach, if it is susceptible to cure; (ii) repurchase the Note from you; or (iii) indemnify and hold you harmless against all losses (including losses resulting from the nonpayment of the Note), damages, expenses, legal fees, costs and judgments resulting from any claim, demand or defense arising as a result of the Sale Breach.

d.  The decision whether an Interest Breach or Sale Breach is susceptible to cure, or whether Prosper shall cure or repurchase a Note or indemnify you with respect to the Note, shall be in Prosper's sole discretion. Upon discovery by Prosper of an Interest Breach or Sale Breach, Prosper shall give you notice of such breach, and of Prosper's election to indemnify, repurchase the Note or cure, no later than ninety (90) days after our discovery of the breach.

e.  In the event Prosper repurchases a Note pursuant to paragraph (a) or (b) of this Section 5, Prosper will pay you a repurchase price equal to the remaining outstanding principal balance of the Note as of the date of repurchase. The repurchase price will be paid to you by remittance into the Prosper funding account. Upon any such repurchase, the Note shall be automatically transferred and assigned by you to Prosper, in each case without recourse, and you authorize and agree that Prosper may execute any endorsements or assignments necessary to effectuate the transfer and assignment of the Note to Prosper.

f. In the event Prosper indemnifies you and holds you harmless against all losses with respect to a Note pursuant to paragraph (a) or (b) of this Section 5, Prosper shall not be required to take any action with respect to losses you may suffer resulting from nonpayment of a Note until the Note is at least 120 days past due, provided, however, that Prosper may in its sole discretion elect to take action at an earlier time.  For purposes of indemnification, Prosper shall calculate losses resulting from the nonpayment of a Note based upon the outstanding principal balance of the Note.  If Prosper makes an indemnification payment to you as a result of losses you suffered resulting from the nonpayment of a Note, Prosper shall be entitled to retain any subsequent recoveries on the Note.  Any indemnification payments will be paid to you by remittance into the Prosper funding account.

g. The remedies provided for in this Section 5 are your sole protection with respect to a breach of the representations and warranties set forth in Section 4 above.  Prosper may have additional repurchase and indemnification obligations under the terms of the Indenture and the Notes themselves.

6. Your Covenants and Acknowledgements.  YOU AGREE THAT WHEN MAKING BIDS ON LOAN LISTINGS YOU WILL NOT DISCRIMINATE AGAINST ANY BORROWER MEMBER OR GROUP ON THE BASIS OF RACE, COLOR, RELIGION, NATIONAL ORIGIN, SEX, MARITAL STATUS, AGE, SEXUAL ORIENTATION, MILITARY STATUS, THE BORROWER MEMBER'S SOURCE OF INCOME, OR ANY OTHER BASIS PROHIBITED BY AN APPLICABLE FEDERAL, STATE OR LOCAL FAIR LENDING LAW, REGULATION, RULE OR ORDINANCE, INCLUDING WITHOUT LIMITATION THE EQUAL CREDIT OPPORTUNITY ACT AND REGULATION B. You agree that you have no right to, and shall not, make any attempt, directly or through any third party, to collect from borrower members on your Notes or the corresponding Borrower Loans. YOU UNDERSTAND AND AGREE THAT BORROWER MEMBERS MAY DEFAULT ON THEIR PAYMENT OBLIGATIONS UNDER BORROWER LOANS AND THAT SUCH DEFAULTS WILL REDUCE THE AMOUNTS, IF ANY, YOU MAY RECEIVE UNDER THE TERMS OF ANY NOTES YOU HOLD THAT CORRESPOND TO THOSE BORROWER LOANS.

7. Your Financial Suitability Representations and Warranties. You represent and warrant that you satisfy the minimum financial suitability standards applicable to the state in which you reside, if any, and you covenant that you will abide by any applicable maximum investment amount, each as set forth in the Prospectus. You agree to provide any additional documentation reasonably requested by us, or as may be required by the Securities and Exchange Commission or the securities administrator of any state, to confirm that you meet such minimum financial suitability standards and have abided by such maximum investment limit. You represent and warrant that, based on your overall investment objectives, portfolio structure and financial situation, you can reasonably benefit from, and can bear the economic risk of, an investment in Notes.  You represent and warrant, as of the date of this Agreement and as of any date that you commit to purchase Notes, that you have received the Prospectus, the Indenture and the form of the Note, including the information contained therein regarding the background and qualifications of Prosper Funding LLC, the experience and qualifications of Prosper Marketplace, Inc. who will be acting in various capacities as agent on behalf of Prosper Funding, LLC and as agent on behalf of WebBank, the tax consequences of purchasing Notes, and the risks attendant to purchasing Notes (including, but not limited to, the risk that you may lose your entire investment). You understand that the Notes will not be listed on any securities exchange, that there may be no, or only a limited, secondary market for the Notes, that any trading of Notes must be conducted in accordance with federal and applicable state securities laws and that Note purchasers should be prepared to hold the Notes they purchase until the Notes mature.

8. Your Other Representations and Warranties. You warrant and represent to Prosper, as of the date of this Agreement and as of any date that you commit to purchase Notes, that (i) you have the power to enter into and perform your obligations under this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by you; (iii) you have received the Prospectus, the Indenture, and the form of the Note; and (iv) in connection with this Agreement you have complied in all material respects with applicable federal, state and local laws. In addition, if the person entering this Agreement is a corporation, partnership, limited liability company or other entity (each, an "institution"), the institution warrants and represents that (i) the individual executing this Agreement on behalf of the institution has all necessary power and authority to execute and perform this Agreement on the institution's behalf; (ii) the execution and performance of this Agreement will not violate any provision in the institution's charter documents, by-laws, indenture of trust or partnership agreement, or other constituent agreement or instrument governing the institution's formation or administration; and (iii) the execution and performance of this Agreement will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking to which the institution is a party or by which it is bound.

9. No Advisory Relationship. You acknowledge and agree that (i) the purchase and sale of Notes is an arms-length transaction between you and Prosper; (ii) in connection with the purchase and sale of Notes, Prosper is not acting as your agent or fiduciary; (iii) Prosper assumes no advisory or fiduciary responsibility with respect to you in connection with the purchase and sale of Notes; (iv) Prosper has not provided you with any legal, accounting, regulatory or tax advice with respect to Notes; and (v) you have consulted your own legal, accounting, regulatory and tax advisors with respect to the Notes to the extent you have deemed it appropriate.

10. Restrictions on Use. Prosper may in its sole discretion, with or without cause and with or without notice, restrict your access to the platform or the Prosper website. Except as provided in Section 8 above, (i) you are not authorized or permitted to use Prosper to bid on loan listings or to purchase Notes for someone other than yourself; and (ii) you must be an owner of the deposit account you designate for electronic transfers of funds, with authority to direct that funds be transferred to or from the account. Individuals who are registered investors may also register and participate on the Prosper platform as a borrower member. If you obtain one or more Borrower Loans through the platform, amounts in your Prosper funding account are subject to set-off against any delinquent amounts owing on your Borrower Loans. Amounts in your Prosper funding account are also subject to set-off against any shortfall resulting from ACH returns of transfers or deposits of funds to your Prosper funding account. You will not receive further notice in advance of our exercise of our right to set-off amounts in your Prosper funding account against any delinquent amounts owing on any Borrower Loans you obtain.

11. Prosper's Representations and Warranties. Prosper represents and warrants to you, as of the date of this Agreement and as of any date that you commit to purchase Notes, that: (i) it is duly organized and is validly existing as a limited liability company in good standing under the laws of Delaware and has power to enter into and perform its obligations under this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by Prosper; and (iii) the Indenture has been duly authorized by Prosper and qualified under the Trust Indenture Act of 1939 and constitutes a valid and binding agreement of Prosper, enforceable against Prosper in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws.

12. No Guarantee of Returns or Payments. PROSPER DOES NOT WARRANT OR GUARANTEE THAT YOU WILL RECEIVE ANY RATE OF RETURN, ANY MINIMUM AMOUNT OF PRINCIPAL OR INTEREST OR ANY PRINCIPAL OR INTEREST AT ALL ON ANY NOTE. THE AMOUNT YOU RECEIVE ON A NOTE IS WHOLLY DEPENDENT UPON THE BORROWER MEMBER’S PAYMENT PERFORMANCE ON THE BORROWER LOAN CORRESPONDING TO YOUR NOTE. PROSPER DOES NOT GUARANTEE ANY BORROWER LOANS OR NOTES AND DOES NOT ACT AS A GUARANTOR OF ANY LOAN PAYMENT OR PAYMENTS BY ANY BORROWER MEMBER. YOU FURTHER UNDERSTAND AND ACKNOWLEDGE THAT BORROWER MEMBERS MAY DEFAULT ON THE BORROWER LOANS CORRESPONDING TO YOUR NOTES, AND THAT SUCH DEFAULTS MAY NEGATIVELY AFFECT THE AMOUNT OF PRINCIPAL AND INTEREST YOU RECEIVE ON YOUR NOTES.

13. Recommendations from Prosper Friends. Prosper allows borrower members to create a network of Prosper friends, and obtain bids and recommendations from one or more of the borrower member's designated Prosper friends. Recommendations accompanying bids from borrower members' Prosper friends are displayed with loan listings. Prosper friends do not guarantee payments on any Note or on any corresponding Borrower Loan, and a bid or recommendation from a borrower member's Prosper friend does not obligate the individual making the bid or recommendation to guarantee or make any payments on any Note or on any corresponding Borrower Loan.

14. Prohibited Activities. You agree that you will not do the following, in connection with any loan listings, bids, Notes, Borrower Loans or other transactions involving or potentially involving Prosper:

a.           Represent yourself to any person, as a director, officer or employee of Prosper, Prosper Marketplace, Inc. or WebBank, unless you are such director, officer or employee;

b.           Charge, or attempt to charge, any Prosper borrower member any fee in exchange for your agreement to bid on or recommend a borrower member's loan listing, or propose or agree to accept any fee, bonus, additional interest, kickback or thing of value of any kind, in exchange for your agreement to bid on or recommend a borrower member's loan listing;

c.           Engage in any activities in connection with a Borrower Loan that require a license as a loan broker, credit services organization, credit counselor, credit repair organization, lender or other regulated entity, including but not limited to soliciting loans or loan applications, quoting loan terms and rates and counseling borrower members on credit issues or loan options,; or

d.           Violate any applicable federal, state or local laws, including but not limited to, the Equal Credit Opportunity Act and other fair lending laws, the Truth in Lending Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, federal and state consumer privacy laws, state usury and loan fee statutes, state licensing laws and state unfair and deceptive trade practices statutes.

15. Tax Treatment. The parties agree that the Notes are intended to be indebtedness of Prosper that have original issue discount for U.S. federal income tax purposes. You agree that you will not take any position inconsistent with such treatment of the Notes for tax, accounting, or other purposes, unless required by law. You further acknowledge that the Notes will be subject to the original issue discount rules of the Internal Revenue Code of 1986, as amended, as described in the Prospectus. You acknowledge that you are prepared to bear the risk of loss of your entire purchase price for any Notes you purchase.

16. Termination of Agreement. Prosper may in its sole discretion, with or without cause, immediately, take one or more of the following actions: (i) terminate this Agreement by giving you notice as provided below; or (ii) terminate or suspend your right to bid on loan listings or otherwise participate on the Prosper platform immediately and without notice. Any Notes you purchase from Prosper prior to the effective date of any such action by Prosper shall remain in full force and effect in accordance with their terms.

17. Indemnification by You. In addition to your indemnification obligations set forth in Prosper's Terms and Conditions, you agree to indemnify, defend, protect and hold harmless Prosper and its parent company, Prosper Marketplace, Inc., and their respective officers, directors, members, shareholders, employees and agents (collectively, the “Prosper Parties”) against all claims, liabilities, actions, costs, damages, losses, demands and expenses of every kind, known or unknown, contingent or otherwise, (i) resulting from any material breach of any obligation you undertake in this Agreement, including but not limited to your obligation to comply with applicable laws; (ii) relating to the contents of your Prosper member web page, your own website or your business; (iii) resulting from your acts, omissions and representations (and those of your employees, agents or representatives) relating to the Prosper Parties; or (iv) asserted by third parties against the Prosper Parties alleging that the trademarks, trade names, logos or branding you use, display, link to or advertise infringes upon the intellectual property rights of any such third party. Your obligation to indemnify the Prosper Parties shall survive termination of this Agreement, regardless of the reason for termination.

18. Prosper's Right to Modify Terms. Prosper has the right to change any term or provision of this Agreement. Prosper will give you notice of material changes to this Agreement in the manner set forth in Section 20. You authorize Prosper to correct obvious clerical errors appearing in information you provide to Prosper, without notice to you, although Prosper expressly undertakes no obligation to identify or correct such errors.

19. Member Web Page Display and Content. You may, but are not required to, maintain a member web page on the Prosper website, where you can post content, logos or links to websites. If you elect to do so, you authorize Prosper to display on the Prosper website all such material you provide to Prosper. Any material you display on your member page must conform to the Prosper Terms and Conditions, as amended from time to time, and material you display or link to must not (i) infringe on Prosper's or any third party's copyright, patent, trademark, trade secret or other proprietary rights or right of publicity or privacy; (ii) violate any applicable law, statute, ordinance or regulation; (iii) be defamatory or libelous; (iv) be lewd, hateful, violent, pornographic or obscene; (v) violate any laws regarding unfair competition, anti-discrimination or false advertising; (vi) promote violence or contain hate speech; or (vii) contain viruses, trojan horses, worms, time bombs, cancelbots or other similarly harmful or deleterious programming routines.

20. Notices. All notices, requests, demands, required disclosures and other communications from Prosper to you will be transmitted to you by email to the email address you have registered on the Prosper website or will be posted on the Prosper website, and shall be deemed to have been duly given and effective upon such transmission or posting. All notices, required disclosures and other communications to you from the trustee under the Indenture relating to Notes you own will be transmitted to you by email to your registered email address or mailed to you at your registered residence/mailing address. If your registered email address changes, you must notify Prosper promptly. You also agree to promptly update your registered residence/mailing address on the Prosper website if you change your residence/mailing address. You shall send all notices or other communications required to be given hereunder to Prosper via email at compliance@prosper.com or by writing to: Prosper Funding LLC, 111 Sutter Street, 22nd Floor, San Francisco, CA 94104, Attention: Compliance. You may contact Prosper by sending an email to support@prosper.com or calling us toll-free at (866) 615-6319, but such communications may not satisfy your obligation to provide notice hereunder or otherwise preserve your rights.

21. No Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

22. Limitation on Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER REGARDING THE EFFECT THAT THE AGREEMENT MAY HAVE UPON THE FOREIGN, FEDERAL, STATE OR LOCAL TAX LIABILITY OF THE OTHER.

23. Entire Agreement.  Except as otherwise expressly provided herein, this Agreement represents the entire agreement between you and Prosper regarding the subject matter hereof and supersedes any prior lender registration agreement between you and Prosper Marketplace, Inc. as well as all prior or contemporaneous communications, promises and proposals, whether oral, written or electronic, between us.

24. Miscellaneous. The parties acknowledge that there are no third party beneficiaries to this Agreement. You may not assign, transfer, sublicense or otherwise delegate your rights under this Agreement to another person without Prosper's prior written consent. Any such assignment, transfer, sublicense or delegation in violation of this Section shall be null and void. This Agreement shall be governed by the laws of the State of New York. Any waiver of a breach of any provision of this Agreement will not be a waiver of any other subsequent breach. Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If any part of this Agreement is determined to be invalid or unenforceable under applicable law, then the invalid or unenforceable provision will be deemed superseded by a valid enforceable provision that most closely matches the intent of the original provision, and the remainder of the Agreement shall continue in effect. The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

25. Arbitration.

a.           In this Resolution of Disputes provision:

  i.          "I," "me" and "my" mean the person entering into this Agreement, as well as any second person claiming through such first person;

  ii.          "You" and "your" mean Prosper Funding LLC and its respective parent, subsidiaries, affiliates, predecessors, successors, and assigns, as well as their officers, directors, and employees;

  iii.          "Claim" means any dispute, claim, or controversy (whether based on contract, tort, intentional tort, constitution, statute, ordinance, common law, or equity, whether pre-existing, present, or future, and whether seeking monetary, injunctive, declaratory, or any other relief) arising from or relating to this Agreement or the relationship between you and me (including claims arising prior to or after the date of the Agreement, and claims that are currently the subject of purported class action litigation in which you are not a member of a certified class), and includes claims that are brought as counterclaims, cross claims, third party claims or otherwise, as well as disputes about the validity or enforceability of this Agreement or the validity or enforceability of this Section 25.

b.           Any Claim may be resolved, upon the election of both you and me, by binding arbitration administered by the American Arbitration Association or JAMS, under the applicable arbitration rules of the administrator in effect at the time a Claim is filed ("Rules"). Any arbitration under this Agreement will only take place with respect to a single person; class arbitrations and class actions are not permitted. If I file a claim, I may choose the administrator; if you file a claim, you may choose the administrator, but you agree to change to  another permitted administrator at my request (assuming that the other administrator is available). I can obtain the Rules and other information about initiating arbitration by contacting the American Arbitration Association at 1633 Broadway, 10th Floor, New York, NY 10019, (800) 778-7879, www.adr.org; or by contacting JAMS at 1920 Main Street, Suite 300, Irvine, CA 92614, (949) 224-1810, www.jamsadr.com. Your address for serving any arbitration demand or claim is Prosper Funding LLC, c/o, Prosper Marketplace, Inc., 111 Sutter Street, 22nd Floor, San Francisco, CA 94104, Attention: Compliance.

c.           Claims submitted for arbitration will be arbitrated by a single, neutral arbitrator, who shall be a retired judge or a lawyer with at least ten years’ experience.

d.           You will pay all filing and administration fees charged by the administrator and arbitrator fees up to $1,000, and you will consider my request to pay any additional arbitration costs. If an arbitrator issues an award in your favor, I will not be required to reimburse you for any fees you have previously paid to the administrator or for which you are responsible. If I receive an award from the arbitrator, you will reimburse me for any fees paid by me to the administrator or arbitrator. Each party shall bear its own attorney's, expert's and witness fees, which shall not be considered costs of arbitration; however, if a statute gives me the right to recover these fees, or fees paid to the administrator or arbitrator, then these statutory rights will apply in arbitration.

e.           Any in-person arbitration hearing will be held in the city with the federal district court closest to my residence, or in such other location as you and I may mutually agree. The arbitrator shall apply applicable substantive law consistent with the Federal Arbitration Act, 9 U.S.C. § 1-16, and, if requested by either party, provide written reasoned findings of fact and conclusions of law. The arbitrator shall have the power to award any relief authorized under applicable law. Any appropriate court may enter judgment upon the arbitrator's award. The arbitrator's decision will be final and binding except that: (i) any party may exercise any appeal right under the FAA; and (ii) any party may appeal any award relating to a claim for more than $100,000 to a three-arbitrator panel appointed by the administrator, which will reconsider de novo any aspect of the appealed award. The panel's decision will be final and binding, except for any appeal right under the FAA. Unless applicable law provides otherwise, the appealing party will pay the appeal's cost, regardless of its outcome. However, you will consider any reasonable written request by me for you to bear the cost.

f.           YOU AND I AGREE THAT EACH MAY BRING CLAIMS AGAINST THE OTHER ONLY IN OUR CAPACITY AS A SINGLE PERSON, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. Further, unless both you and I agree otherwise in writing, the arbitrator may not consolidate more than one person's claims. The arbitrator shall have no power to arbitrate any Claims on a class action basis or Claims brought in a purported representative capacity on behalf of the general public, other investors, or other persons similarly situated. The validity and effect of this paragraph f shall be determined exclusively by a court, and not by the administrator or any arbitrator.

g.           If any portion of this Section 25 is deemed invalid or unenforceable for any reason, it shall not invalidate the remaining portions of this section. However, if paragraph f of this Section 25 is deemed invalid or unenforceable in whole or in part, then this entire Section 25 shall be deemed invalid and unenforceable. The terms of this Section 25 will prevail if there is any conflict between the Rules and this section.

h.           You and I acknowledge and agree that the arbitration agreement set forth in this Section 25 is made pursuant to a transaction involving interstate commerce, and thus the Federal Arbitration Act shall govern the interpretation and enforcement of this Section 25. This Section 25 shall survive the termination of this Agreement.

26. State Notices.
Maine: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar offerings not exceed 10% of the investor’s liquid net worth.  For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

27.  No Guarantee of Payments by Prosper Marketplace, Inc.
PROSPER WILL BE THE SOLE ISSUER OF THE NOTES.  THE NOTES ARE SPECIAL, LIMITED OBLIGATIONS OF PROSPER ONLY AND ARE NOT OBLIGATIONS OF ITS PARENT COMPANY, PROSPER MARKETPLACE, INC. OR OF THE BORROWERS UNDER THE CORRESPONDING BORROWER LOANS.  PROSPER’S OBLIGATION TO MAKE PAYMENTS ON A NOTE WILL BE LIMITED TO AN AMOUNT EQUAL TO THE NOTE HOLDER’S PRO RATA SHARE OF AMOUNTS PROSPER RECEIVES WITH RESPECT TO THE CORRESPONDING BORROWER LOAN, NET OF ANY SERVICING FEES.   PROSPER MARKETPLACE, INC. WILL BE THE SOLE ISSUER OF THE PMI MANAGEMENT RIGHTS.  THE PMI MANAGEMENT RIGHTS WILL NOT BE SEPARABLE FROM THE NOTES OFFERED ON THE PLATFORM AND WILL NOT BE ASSIGNED A VALUE SEPARATE FROM THE NOTES.  THE PMI MANAGEMENT RIGHTS RELATE SOLELY TO THE SERVICES PROVIDED BY PROSPER MARKETPLACE, INC. TO PROSPER PURSUANT TO THE ADMINISTRATION AGREEMENT DESCRIBED IN THE PROSPECTUS.   PROSPER MARKETPLACE, INC. IS NOT A PARTY TO THIS AGREEMENT, HAS NO PAYMENT OBLIGATIONS IN RELATION TO ANY BORROWER LOAN OR ANY NOTE, AND DOES NOT GUARANTEE PAYMENT OF THE CORRESPONDING BORROWER LOANS OR THE NOTES.  PROSPER MARKETPLACE, INC. DOES NOT WARRANT OR GUARANTEE THAT YOU WILL RECEIVE ANY RATE OF RETURN, ANY MINIMUM AMOUNT OF PRINCIPAL OR INTEREST OR ANY PRINCIPAL OR INTEREST AT ALL ON ANY NOTE.

Last Updated: [INSERT IMPLEMENTATION DATE]